EXHIBIT 99.1

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com

SPHERION ANNOUNCES FOURTH QUARTER AND YEAR-END 2004 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., February 2, 2005 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter and year ended December 31, 2004.

FINANCIAL HIGHLIGHTS

•	Fourth quarter 2004 revenues were $571.8 million compared with $468.2 million in the fourth quarter of 2003, an increase of 22.1%.

•	Net earnings (loss) for the fourth quarter of 2004 were $9.8 million or $0.16 per diluted share, compared with ($0.7) million or ($0.01) per share in the fourth quarter of 2003.

•	The fourth quarter of 2004 contains 14 weeks compared with 13 weeks in the fourth quarter of 2003. The estimated impact of the extra week included in the fourth quarter of 2004 is approximately $26 million of total revenue and a loss of ($0.01) per share.

•	Earnings from continuing operations were $11.2 million or $0.18 per share in the fourth quarter 2004, including a state tax benefit of $6.3 million or $0.10 per share. This compares with $0.5 million or $0.01 per share in the fourth quarter of 2003.

•	Adjusted earnings from continuing operations, which excludes restructuring charges and the tax benefit noted above, were $4.5 million or $0.07 per diluted share for the fourth quarter of 2004 and $2.0 million or $0.03 per share in the fourth quarter of 2003.

•	Revenues for the full-year 2004 were $2.0 billion compared with $1.7 billion for the same period in 2003. Net earnings for 2004 were $34.2 million or $0.55 per diluted share, including $20.6 million or $0.33 per diluted share from discontinued operations, primarily related to the recognition of a previously deferred tax benefit. This compares with a loss of ($13.9) million or ($0.23) per share, including a loss from discontinued operations of ($12.3) million or ($0.21) per share in 2003.

     Spherion President and Chief Executive Officer Roy Krause commented, “We have made excellent progress during 2004 on several key priorities, including refining our strategic direction to concentrate on staffing and recruiting in North America, building momentum within our sales organization, completing the implementation of our ERP system, and disposition of several non-core operations. Spherion is now stronger and better positioned to compete in our targeted markets.”

     Krause continued, “As we enter 2005, trends in our business such as, accelerating growth in clerical staffing, reasonable permanent placement activity and progress with efforts to improve pricing, give us increasing confidence in the outlook for Spherion and our industry. Profitability significantly improved in 2004 and remains a focus in 2005 as we execute on our commitment to deliver value to our customers at a fair price.”

OPERATING PERFORMANCE

     Staffing Services fourth quarter revenue increased by 21.9% year over year, with strong temporary staffing trends from holiday season demand and approximately 5% growth contributed from the extra week in the fourth quarter 2004. Gross profit margins in Staffing Services were 17.8% in the fourth quarter of 2004 compared with 19.7% in the prior year. Gross profit margins remained lower in the fourth quarter as compared with the prior year due to higher state unemployment taxes, lower spreads between pay rates and bill rates and a mix shift toward lower margin temporary staffing services. When compared with the third quarter 2004, improvement in the temporary staffing gross profit margins were offset by a decline in managed services gross profit margins due to the effect of the extra week in the quarter. Segment operating profit was $8.7 million or 1.9% of revenue for the fourth quarter and $25.5 million or 1.6% for the full year 2004.

     Professional Services revenue growth was 23.2% on a year over year basis in the fourth quarter 2004, including approximately 7% growth due to the extra week in the quarter. Gross profit margins in the fourth quarter of 2004 were 30.7%, a decrease of 140 basis points compared with the prior year, reflecting a slightly lower mix of permanent placement revenue and decreased temporary staffing margins. Temporary staffing gross profit margins were lower than the same period last year due to pricing declines, partially offset by lower employee benefit costs. Selling, general and administrative expenses decreased to 28.1% of segment revenue in the fourth quarter from 31.1% last year but increased from the third quarter of 2004 due to increased employee costs as we accelerated hiring plans and incurred higher performance incentives. Segment operating profit was $2.8 million or 2.5% of revenue in the fourth quarter and $19.8 million or 4.8% for the full year of 2004.

OTHER ITEMS

     During the fourth quarter, the Company completed the sale of its deposition services business. The gain on the sale has been included in the results of discontinued operations.

     In January, the Company was notified by a client that it would not renew certain of its managed services contracts with Spherion as a result of the client’s efforts to globally consolidate its managed service and temporary staffing suppliers and reduce costs. These contracts represented approximately $75 million in annual revenue in 2004, which we expect to transition to the new supplier beginning in April 2005.

OUTLOOK

     Krause commented, “Based on recent sales trends, the Company currently anticipates revenue for the first quarter of 2005 will be between $510 and $530 million, representing 9% to 14% year over year growth and normal seasonal slowing in the first quarter, compared with the fourth quarter 2004. Earnings from continuing operations are expected to be between $0.03 and $0.07 per share, assuming a 36% effective tax rate.”

About Spherion

     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Debt Compliance- failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; certain contracts contain termination provisions and pricing risks; the disposition of our discontinued operations may create future liabilities related to contract indemnifications; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, gains (losses) on the early retirement of debt, net of taxes, and state tax benefits not realized in prior years. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	December 31,	December 26,
	2004 (6)	2003 (6)
Revenues (1)	$571,838	$468,218
Cost of services (2)	455,925	364,970

Gross profit	115,913	103,248

Selling, general and administrative expenses	110,688	98,314
Interest expense	1,207	1,532
Interest income	(821)	(1,004)
Restructuring and other charges	(222)	2,263

	110,852	101,105

Earnings from continuing operations before income taxes and discontinued operations	5,061	2,143
Income tax benefit (expense) (3)	6,127	(1,628)

Earnings from continuing operations before discontinued operations	11,188	515

Discontinued operations:
Loss from discontinued operations (4)	(795)	(4,999)
Income tax (expense) benefit	(563)	3,796

Loss from discontinued operations	(1,358)	(1,203)

Net earnings (loss)	$9,830	$(688)

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.18	$0.01
Loss from discontinued operations	(0.02)	(0.02)

	$0.16	$(0.01)

Earnings (loss) per share-Diluted: (5)
Earnings from continuing operations before discontinued operations	$0.18	$0.01
Loss from discontinued operations	(0.02)	(0.02)

	$0.16	$(0.01)

Weighted average shares used in computation of earnings (loss) per share:
Basic	61,401	60,226
Diluted	62,281	60,735

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Cost of services includes temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	The three months ended December 31, 2004 includes a $6,299 benefit for increased state deferred income tax assets resulting from an increase in the actual state income tax rate.

(4)	Includes a pre-tax gain (loss) on disposal of $728 and $(175), for the three months ended December 31, 2004 and December 26, 2003, respectively.

(5)	Earnings from continuing operations and net earnings for the three months ended December 31, 2004 was increased by $23 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

(6)	The quarter ending December 31, 2004 contains 14 weeks and the quarter ending December 26, 2003 contains 13 weeks.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Twelve Months Ended
	December 31,	December 26,
	2004 (7)	2003 (7)
Revenues (1)	$2,032,715	$1,733,761
Cost of services (2)	1,607,104	1,345,633

Gross profit	425,611	388,128

Selling, general and administrative expenses	404,147	384,914
Interest expense	5,766	6,178
Interest income	(3,815)	(5,105)
Restructuring and other charges	8,395	4,205
Other losses (gains) (3)	841	(313)

	415,334	389,879

Earnings (loss) from continuing operations before income taxes and discontinued operations	10,277	(1,751)
Income tax benefit (4)	3,335	166

Earnings (loss) from continuing operations before discontinued operations	13,612	(1,585)

Discontinued operations:
Loss from discontinued operations (5)	(13,970)	(16,114)
Income tax benefit	34,603	3,786

Earnings (loss) from discontinued operations	20,633	(12,328)

Net earnings (loss)	$34,245	$(13,913)

Earnings (loss) per share-Basic:
Earnings (loss) from continuing operations before discontinued operations	$0.22	$(0.03)
Earnings (loss) from discontinued operations	0.34	(0.21)

	$0.56	$(0.23)

Earnings (loss) per share-Diluted: (6)
Earnings (loss) from continuing operations before discontinued operations	$0.22	$(0.03)
Earnings (loss) from discontinued operations	0.33	(0.21)

	$0.55	$(0.23)

Weighted average shares used in computation of earnings (loss) per share:
Basic	61,036	59,951
Diluted	62,313	59,951

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Cost of services includes temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes the loss on redemption of the remaining convertible subordinated notes of $841 in fiscal 2004 and a gain from the repurchase of convertible subordinated notes of $313 in fiscal 2003.

(4)	The twelve months ended December 31, 2004 includes a $6,299 benefit for increased state deferred income tax assets resulting from an increase in the actual state income tax rate.

(5)	Includes a pre-tax loss on disposal of $4,352 and $1,228 for the twelve months ended December 31, 2004 and December 26, 2003, respectively.

(6)	Earnings from continuing operations and net earnings for the twelve months ended December 31, 2004 was increased by $67 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

(7)	The 2004 fiscal year contains 53 weeks and the 2003 fiscal year contains 52 weeks.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	December 31,	December 26,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents	$5,154	$21,248
Receivables, less allowance for doubtful accounts of $7,077 and $6,671	352,606	330,001
Deferred tax asset	20,280	20,868
Income tax receivable	12,363	20,710
Insurance deposit	26,436	27,412
Other current assets	18,885	19,261
Assets of discontinued operations	4,772	—

Total current assets	440,496	439,500
Goodwill	48,757	49,977
Property and equipment, net	97,683	133,448
Deferred tax asset	149,436	144,154
Insurance deposit	66,482	67,688
Intangibles and other assets	28,429	30,067

	$831,283	$864,834

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$110,909	$97,019
Accrued salaries, wages and payroll taxes	62,956	60,282
Revolving lines of credit	32,131	—
Accrued insurance reserves	34,135	36,849
Current portion of long-term debt and other short-term borrowings	12,398	6,939
Accrued restructuring	2,420	5,531
Other current liabilities	8,050	7,391
Liabilities of discontinued operations	1,488	—

Total current liabilities	264,487	214,011

Long-term debt, net of current portion	4,766	8,325
Convertible subordinated notes	—	89,748
Accrued insurance reserves	28,879	29,110
Accrued income tax payable	57,765	79,423
Deferred compensation and other long-term liabilities	32,678	32,372

Total liabilities	388,575	452,989

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 4,238,678 and 5,425,781 shares, respectively	(40,430)	(54,971)
Additional paid-in capital	847,806	852,995
Accumulated deficit	(368,355)	(402,600)
Accumulated other comprehensive income	3,034	15,768

Total stockholders’ equity	442,708	411,845

	$831,283	$864,834

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Twelve Months Ended
	Three Months Ended
	April 1,	December 31,	December 26,	December 31,	December 26,
	2005	2004 (4)	2003 (1), (4)	2004 (3)	2003 (1), (3)
Adjusted earnings from continuing operations		$4,536	$1,986	$12,938	$954
Restructuring and other charges, net of tax benefit of $131, $792, $3,282 and $1,472 respectively		353	(1,471)	(5,113)	(2,733)
Other (losses) gains, net of tax benefit (expense) of $329 and $(119), respectively		—	—	(512)	194
State tax benefits not realized in prior years		6,299	—	6,299	—

Earnings (loss) from continuing operations		11,188	515	13,612	(1,585)

(Loss) earnings from discontinued operations		(1,358)	(1,203)	20,633	(12,328)

Net earnings (loss)		$9,830	$(688)	$34,245	$(13,913)

Per share-Diluted amounts: (2)
Adjusted earnings from continuing operations	$0.03 to $0.07	$0.07	$0.03	$0.21	$0.02
Restructuring and other charges, net of tax	—	0.01	(0.02)	(0.08)	(0.05)
Other (losses) gains, net of tax	—	—	—	(0.01)	—
State tax benefits not realized in prior years	—	0.10	—	0.10	—

Earnings (loss) from continuing operations	$0.03 to $0.07	0.18	0.01	0.22	(0.03)

(Loss) earnings from discontinued operations		(0.02)	(0.02)	0.33	(0.21)

Net earnings (loss)		$0.16	$(0.01)	$0.55	$(0.23)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		62,281	60,735	62,313	59,951

(1)	Results from continuing operations for both the three and twelve months ended December 26, 2003 have been updated from prior year for the reclassification of discontinued operations.

(2)	Earnings from continuing operations and net earnings for the three and twelve months ended December 31, 2004 were increased by $23 and $67 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

(3)	The 2004 fiscal year contains 53 weeks and the 2003 fiscal year contains 52 weeks.

(4)	The quarter ending December 31, 2004 contains 14 weeks and the quarter ending December 26, 2003 contains 13 weeks.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2004	December 26, 2003	September 24, 2004	December 31, 2004	December 26, 2003
Revenues:
Staffing Services	$461,430	$378,600	$404,016	$1,623,133	$1,382,964
Professional Services	110,408	89,618	103,712	409,582	350,797

Segment revenue	$571,838	$468,218	$507,728	$2,032,715	$1,733,761

Gross profit:
Staffing Services	$82,065	$74,443	$71,794	$297,147	$275,243
Professional Services	33,848	28,805	34,057	128,464	112,885

Segment gross profit	$115,913	$103,248	$105,851	$425,611	$388,128

Segment operating profit:
Staffing Services	$8,701	$11,203	$4,337	$25,475	$29,746
Professional Services	2,809	957	6,946	19,769	4,717

Segment operating profit	11,510	12,160	11,283	45,244	34,463

Unallocated corporate costs	(6,165)	(7,119)	(5,764)	(23,237)	(30,801)
Amortization of Intangibles	(120)	(107)	(123)	(543)	(448)
Interest expense	(1,207)	(1,532)	(1,475)	(5,766)	(6,178)
Interest income	821	1,004	807	3,815	5,105
Restructuring and other charges	222	(2,263)	238	(8,395)	(4,205)
Other (losses) gains	—	—	(841)	(841)	313

Earnings (loss) from continuing operations before income taxes and discontinued operations	$5,061	$2,143	$4,125	$10,277	$(1,751)

MEMO:

Gross profit margin:
Staffing Services	17.8%	19.7%	17.8%	18.3%	19.9%
Professional Services	30.7%	32.1%	32.8%	31.4%	32.2%
Total Spherion	20.3%	22.1%	20.8%	20.9%	22.4%

Segment operating profit margin:
Staffing Services	1.9%	3.0%	1.1%	1.6%	2.2%
Professional Services	2.5%	1.1%	6.7%	4.8%	1.3%
Total Spherion	2.0%	2.6%	2.2%	2.2%	2.0%

Supplemental Cash Flow Information:
Operating cash flow	$5,373	$(31,194)	$(16,634)	$6,076	$50,040
Capital expenditures	$1,660	$1,566	$2,413	$12,050	$60,453
Depreciation and amortization	$6,046	$7,994	$7,143	$28,844	$29,262
DSO	60	55	60	60	55

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2004	December 26, 2003	September 24, 2004	December 31, 2004	December 26, 2003
Staffing Services
Revenue by Skill:
Clerical	$284,828	$242,376	$249,373	$1,022,651	$925,121
Light Industrial	176,602	136,224	154,643	600,482	457,843

Segment Revenue	$461,430	$378,600	$404,016	$1,623,133	$1,382,964

Revenue by Service:
Temporary Staffing	$388,519	$299,288	$332,130	$1,310,755	$1,054,516
Managed Services	69,128	75,815	68,363	297,627	316,355
Permanent Placement	3,783	3,497	3,523	14,751	12,093

Segment Revenue	$461,430	$378,600	$404,016	$1,623,133	$1,382,964

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	16.5%	17.3%	15.3%	15.7%	17.0%
Managed Services	20.8%	25.2%	25.6%	25.7%	26.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	17.8%	19.7%	17.8%	18.3%	19.9%

Professional Services
Revenue by Skill:
Information Technology	$70,551	$58,148	$65,285	$267,108	$229,186
Finance & Accounting	26,277	21,596	24,353	94,190	83,393
Other	13,580	9,874	14,074	48,284	38,218

Segment Revenue	$110,408	$89,618	$103,712	$409,582	$350,797

Revenue by Service:
Temporary Staffing	$100,460	$81,124	$91,907	$368,788	$319,699
Permanent Placement	9,948	8,494	11,805	40,794	31,098

Segment Revenue	$110,408	$89,618	$103,712	$409,582	$350,797

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	23.8%	25.0%	24.2%	23.8%	25.6%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	30.7%	32.1%	32.8%	31.4%	32.2%